                                                                     EXHIBIT 5.1

                                                             King & Spalding LLP
                                                            191 Peachtree Street
                                                     Atlanta, Georgia 30303-1763
                                                              Main: 404/572-4600
                                                               Fax: 404/572-5100





                                  July 23, 2004

Carmike Cinemas, Inc.
1301 First Avenue
Columbus, Georgia 31901

         RE:      CARMIKE CINEMAS, INC. -- REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

         We have acted as counsel to Carmike Cinemas, Inc., a Delaware corporation (the "Company"), in connection with the preparation of the Registration Statement on Form S-3 (Registration No. 333-117403) (the "Registration Statement") filed with the Securities and Exchange Commission. The Registration Statement relates to the sale of up to 4,982,279 shares (the "Shares") of the Company's Common Stock, par value $0.03 per share (the "Common Stock"), to be sold by certain selling stockholders named in the Registration Statement ("Selling Stockholders").

         In connection with this opinion, we have examined and relied upon such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to form the basis for the opinions hereinafter set forth. In all such examinations, we have assumed the genuineness of signatures on original documents and the conformity to such original documents of all copies submitted to us as certified, conformed or photographic copies, and as to certificates of public officials, we have assumed the same to have been properly given and to be accurate.

         The opinions expressed herein are limited in all respects to the federal laws of the United States of America and the corporate laws of the State of Delaware (which includes the Delaware General Corporation Law, applicable provisions of the Delaware Constitution and reported judicial interpretations concerning those laws), and no opinion is expressed with respect to the laws of any other jurisdiction or any effect which such laws may have on the opinions expressed herein. This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.

         Based upon the foregoing, and subject to all of the assumptions, limitations and qualifications set forth herein, we are of the opinion that the Shares have been duly authorized and are validly issued, fully paid and nonassessable.

         This opinion is given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in law that occur which could affect the opinions contained herein. This opinion is being rendered for the benefit of the Company in connection with the matters addressed herein.

         We consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to us under the caption "Validity of the Securities" in the Prospectus that is included in the Registration Statement.


                                                     Very truly yours,


                                                     /s/ King & Spalding LLP

                                                     KING & SPALDING LLP